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                                                                  Exhibit 2(m)

                                SECOND AMENDMENT
                                       TO
                            ASSET PURCHASE AGREEMENT


     THIS SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Amendment") is made and entered into as of the 18th day of November, 1998, by and among Allied Specialty Care Services, Inc., a Florida corporation formerly known as CMSF, Inc. (the "Buyer"), Allied Health Group, Inc., a Florida corporation ("AHG"), Gut Management, Inc., a Florida corporation ("Gut"), Sky Management Co., a Florida corporation ("Sky"), Florida Specialty Network, Ltd., a Florida limited partnership ("FSN"), Surgical Associates of South Florida, Inc., a Florida corporation ("SASF"), Surginet, Inc., a Florida corporation ("Surginet" and, together with AHG, Gut, Sky, FSN and SASF, the "Sellers" and individually, a "Seller"), Jacob Nudel, M.D. ("Nudel"), David Russin, M.D. ("Russin"), Lawrence Schimmel, M.D. ("Schimmel" and, together with Nudel and Russin, the "Executive Shareholders") and Magellan Health Services, Inc., a Delaware corporation and the ultimate corporate Parent of the Buyer (the "Parent").

                                    RECITALS

     A. The parties entered into that certain Asset Purchase Agreement dated as of October 16, 1997, as amended on December 5, 1997 (the "Asset Purchase Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Asset Purchase Agreement.

     B. The parties desire to further amend the Asset Purchase Agreement, on the terms and subject to the conditions set forth hereinbelow.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises of the parties, and in consideration of the representations, warranties and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   Amendments.

          1.1 Buy-Out. In exchange for the payment by the Buyer to AHG of the aggregate sum of $4,000,000 (the "Buyout Price"), payable in cash at Closing (defined below) by wire transfer of immediately available funds, (a) the Buyer shall be entitled to receive, and the Sellers shall release all claims to, $18,906,746 of the Escrow Deposit, and any interest or earnings thereon (the "Released Clawback"), and (b) the Buyer shall purchase, and the Sellers shall sell, 87 1/2% of the Year 1 Earn-Out, the Year 2 Earn-Out and the Year 3 Earn-Out (collectively, the "Purchased Earn-Out"). In addition, effective on the Effective Date, all Executive Shareholders and Sellers other than AHG shall cease to be entitled to any amounts payable by the Buyer under the Asset Purchase Agreement and the representations and warranties set forth in Sections 5.5, 5.6, 5.8, 5.9, 5.10, 5.11, 5.12, 5.13, 5.16, 5.17(e)-(h), 5.18, 5.20, 5.21,
5.22 and 5.25 of the Asset Purchase Agreement shall terminate. The parties to this Amendment acknowledge and agree that the Buyout Price is payable in consideration for the

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Purchased Earn-Out, and the restructuring of Sections 3.3 and 3.4 of the Asset
Purchase Agreement as set forth herein, and that there is no perceived value of future claims to the Released Clawback.

          1.2 Ongoing Arrangement with AHG. Effective on the Effective Date, AHG shall remain entitled to the amounts payable by the Buyer pursuant to Section 3 of the Asset Purchase Agreement, subject to the terms and conditions described below.

          (a) Modification of Earn-Out Provisions. Effective on the Effective Date (except as set forth in Section 1.2(b) of this Amendment, which sets forth certain amendments to the Remaining Earn-Out (defined below) and the Remaining Clawback (defined below), and restates said provisions as Sections 3.3A and 3.4A of the Asset Purchase Agreement), Sections 3.3 and 3.4 of the Asset Purchase Agreement shall be amended and restated in their entirety to read as follows:

               Section 3.3 Earn-Out. The Purchase Price shall be subject to adjustment after the Closing as set forth in this Section 3.3:

               (a) Earn-Out Definitions. Unless the context otherwise requires, as used in this Section 3.3 and in Section 3.4, the following terms shall have the following meanings:

                    (1) "Accountants" shall mean the independent public accountants of the Buyer.

                    (2) "Earn-Out Period" shall mean each of the Year 2 Earn-Out Period and the Year 3 Earn-Out Period.

                    (3) "EBITDA" shall mean the aggregate Net Revenue from the operations of the Businesses, minus all expenses incurred in operating the Businesses but before interest, income taxes, depreciation and amortization, prepared in accordance with GAAP, consistently applied, and adjusted as follows: (1) Introduced Business will be deemed to have been conducted at the Businesses' cost of providing services for such Introduced Business plus the applicable IB Profit Margin. (2) As long as the Businesses are operated as a separate subsidiary or division, administrative services provided to the Businesses will be actual corporate overhead, including services provided by Parent or Parent's Affiliates, on a cost basis, and will only include administrative services that are reasonably and directly related to the Businesses. In the event the Businesses are integrated into Parent or an Affiliate of Parent to the extent that the corporate overhead attributable to the Businesses cannot be readily determined, then, in lieu of actual overhead, an amount equal to a percentage of Net Revenue of the Businesses shall be allocated to the Businesses as deemed overhead, which percentage will be established by dividing (A) the amount of actual overhead incurred with respect to the Businesses for the six month period immediately preceding such

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          integration by (B) the Net Revenue of the Businesses for said six-month period. Said fixed percentage shall thereafter be applied to the Net Revenue of the Businesses for purposes of determining the deemed overhead to be allocated to the Businesses. (3) Net proceeds from dispositions of assets of the Businesses shall be reinvested in the Businesses. (4) With respect to acquisitions made from and after the Closing, in lieu of including Net Revenue and expenses related to such acquisition in the calculation of EBITDA, net income, determined in accordance with GAAP, from such acquisition shall be included in EBITDA. (5) Expenses and capital expenditures with respect to the items set forth in the Information Technologies Budget will be allocated and treated as set forth in the Information Technologies Budget regardless of their treatment under GAAP.

                    (4) "EBITDA Run Rate" shall mean an amount equal to the sum of (i) the product of (x) two and (y) the aggregate "Per Contract EBITDA" (as defined below) for the period from July 1, 2001 through December 31, 2001 resulting from each contract which constitutes New Business commencing on or before June 30, 2001, and (ii) the product of (x) two and (y) the aggregate "Per Contract EBITDA" for the first six months of operations resulting from each contract which constitutes New Business commencing on or after July 1, 2001. For purposes of this definition, the term "Per Contract EBITDA" shall mean an amount equal to (i) revenue from each contract constituting New Business, minus (ii) the direct costs and expenses related to each contract constituting New Business, minus (iii) an allocated portion of all other expenses taken into account in calculating EBITDA (other than direct costs and expenses related to contracts not constituting New Business), which allocation shall be based upon the number of claims processed under each such contract constituting New Business as compared to the number of claims processed under all contracts, including both contracts which constitute New Business and contracts which do not constitute New Business.

                    (5) "IB Profit Margin" shall mean a profit margin equal to fifty percent (50%) or such other agreed upon percentage (the "IB Profit Margin Percentage") of the average profit margin of the Businesses for services similar to the applicable Introduced Business provided during the fiscal quarter immediately preceding the fiscal quarter in which the Businesses are to begin to provide services for the Introduced Business. The proposed IB Profit Margin Percentage and the proposed calculation of the IB Profit Margin (collectively, the "IB Profit Margin Calculation") will be made by the Buyer in good faith and presented in writing to the Executive Shareholders as soon as practicable prior to the date on which services relating to the Introduced Business are to be rendered. The Executive Shareholders shall, not later that five Business

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          Days after receipt of the IB Profit Margin Calculation, notify the
          Buyer in writing of any objections thereto. Absent delivery of a written objection as provided above, the IB Profit Margin Calculation will be conclusive and binding upon the parties to this Agreement. If written objection is delivered to the Buyer and the Buyer and the Executive Shareholders are unable, within 5 Business Days after the receipt by the Buyer of such written objection, to resolve the dispute, the Buyer, in its sole discretion, may elect either (i) to not make the Introduced Business available to the Buyer or (ii) to submit the IB Profit Margin Calculation to an Independent Accounting Firm mutually acceptable to the Executive Shareholders and the Buyer whose determination shall be conclusive and binding on the parties. In the event the Buyer elects to submit the matter to an Independent Accounting Firm, the Businesses shall provide services for the Introduced Business pending determination of the IB Profit Margin Calculation.

                    (6) "Independent Accounting Firm" shall mean one of the "big-five" certified public accounting firms that does not have a conflict of interest with respect to the preparation or review of the EBITDA Statements.

                    (7) "Introduced Business" shall mean business introduced to the Buyer by Parent or Parent's Affiliates (i) as part of a contract with Parent or its Affiliates, or (ii) by reason of introductions to the Buyer made by Parent or Parent's Affiliates. Neither Parent nor any Parent Affiliate shall be obligated to introduce any business to the Buyer or to otherwise cause any business that could be conducted by the Buyer as Introduced Business to be referred to or conducted by the Buyer.

                    (8) "New Business" shall mean contracts for services to be provided by the Businesses (and additional services to be provided under existing contracts by the Businesses) commencing between October 1, 1998 and October 1, 2001, inclusive, and for which no notice of cancellation or nonrenewal has been given on or before October 1, 2001, but excluding (i) renewals (including amendments, restatements or replacements) of contracts in force as of October 1, 1998 and (ii) contracts which will expire by their terms absent notice of intent to renew on or before October 1, 2001 (and with respect to which no notice of intent to renew has been given).

                    (9) "Net Revenue" shall be defined as the combined revenues of the Businesses (including income on operating cash and monies held on behalf of third parties remaining after Buyer distributes cash in excess of working capital requirements to Parent) (after elimination of all inter-Business transactions and balances) which are capitation fees (net of physician services expenses for AHG only, and net of any retroactive adjustments under the terms of any managed care

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          plans), service bureau billing fees, administrative fees, facility fees, and fee for service billings (less contractual adjustments, bad debt expense, charity adjustments, refunds, NSF checks, collection agency fees and other adjustments to gross revenues), all as computed in accordance with GAAP.

                    (10) "Year 2 Earn-Out" shall mean the amount, if any, payable by the Buyer to AHG in accordance with the provisions of
          Section 3.3(d) and Section 3.4.

                    (11) "Year 3 Earn-Out" shall mean the amount, if any, payable by the Buyer to AHG in accordance with the provisions of
          Section 3.3(e) and Section 3.4.

                    (12) "Year 3 Run Rate Earn-Out" shall mean the amount, if any, payable by the Buyer to AHG in accordance with the provisions of
          Section 3.3(f) and Section 3.4.

                    (13) "Year 2 EBITDA" shall have the meaning set forth in
          Section 3.3(d).

                    (14) "Year 3 EBITDA" shall have the meaning set forth in
          Section 3.3(e).

                    (15) "Year 2 Earn-Out Period" shall mean the 12-month period ending on November 30, 1999.

                    (16) "Year 3 Earn-Out Period" shall mean the 12-month period ending on November 30, 2000.

                    (17) "Year 2 Threshold" shall mean $11,000,000.

                    (18) "Year 3 Threshold" shall mean the greater of (i) $11,000,000 or (ii) Year 2 EBITDA.

               (b) EBITDA Statement. Within 75 calendar days after the last day of each of the Year 2 Earn-Out Period and the Year 3 Earn-Out Period, the Buyer shall prepare, the Accountants shall review, and the Buyer shall deliver to AHG a statement reflecting the EBITDA from the consolidated operations of the Businesses during such Earn-Out Period (each, an "EBITDA Statement"), which statement will be determined in accordance with GAAP, applied on a basis consistent with the financial statements of the Buyer and the Parent for such period. The parties shall ensure that the Accountants have full access to the books, records, facilities and employees of the Businesses for purposes of reviewing the EBITDA Statement and shall cooperate with the Accountants to the extent reasonably requested to review the EBITDA Statement. The EBITDA Statement will be examined by AHG (and, if AHG so chooses, by a

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     firm of independent certified public accountants), who shall, not later than 45 calendar days after receipt of the EBITDA Statement, raise any objections it has to the EBITDA Statement by notifying the Buyer in writing within such time period in a statement indicating the item or items disputed, AHG's proposed adjustments and an adjusted EBITDA Statement reflecting such adjustments (an "Objection Notice"). During such 45 day period, AHG and any such independent certified public accountants shall have full access to the books and records, other financial information (including the working papers of the Accountants) and appropriate financial personnel of the Buyer reasonably necessary for the preparation of an Objection Notice. Absent delivery of an Objection Notice as provided above, the EBITDA Statement will be conclusive and binding upon the parties to this Agreement for the purposes of any purchase price adjustment under this
     Section 3.3(b). In the event that an Objection Notice is delivered by AHG as provided above, and if the Buyer and AHG are unable, within 15 calendar days after receipt by the Buyer of such Objection Notice, to resolve the disputed exceptions, such disputed exceptions will be referred to an Independent Accounting Firm mutually acceptable to AHG and the Buyer. The Independent Accounting Firm shall, within 60 days following its engagement by the Buyer and AHG for this purpose, deliver to AHG and the Buyer a written report determining such disputed exceptions (the "IAF EBITDA Statement"). During such 60 day period, the Independent Accounting Firm shall have full access to the books and records, other financial information (including the working papers of the Accountants and AHG's accountants, if any) and appropriate financial personnel of the Buyer which the Independent Accounting Firm reasonably deems necessary or advisable for the preparation of the IAF EBITDA Statement. The EBITDA reflected in the IAF EBITDA Statement will be conclusive and binding upon the parties to this Agreement for the purposes of any purchase price adjustment under this
     Section 3.3(b), subject to application of the following provisions: (i) if the IAF EBITDA Statement reflects EBITDA in excess of $300,000 over the amount of the EBITDA reflected in the EBITDA Statement for the Earn-Out Period at issue, then EBITDA for such Earn-Out Period shall be deemed to be equal to the EBITDA reflected in the IAF EBITDA Statement, and the Buyer shall bear all the fees and disbursements of the Independent Accounting Firm in respect of its services under this Section 3.3(b) for such Earn-Out Period, (ii) if the IAF EBITDA Statement reflects EBITDA that is equal to or less than $300,000 over the amount of the EBITDA reflected in the EBITDA Statement for such Earn-Out Period, but greater than the amount of the EBITDA reflected in such EBITDA Statement, then EBITDA for such Earn-Out Period shall be deemed to be equal to (A) the sum of (1) the EBITDA reflected in the EBITDA Statement and (2) the EBITDA reflected in the IAF EBITDA Statement divided by (B) two, and AHG shall bear all the fees and disbursements of the Independent Accounting Firm in respect of its services under this Section 3.3(b) for the Earn-Out Period at issue; and (iii) if the IAF EBITDA Statement reflects EBITDA that is equal to or less than the amount of the EBITDA reflected in the EBITDA Statement for such Earn-Out Period, then EBITDA for such Earn-Out Period shall be deemed to be equal to the EBITDA reflected in the IAF EEITDA Statement, and AHG shall

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     bear all the fees and disbursements of the Independent Accounting Firm in respect of its services under this Section 3.3(b) for the Earn-Out Period at issue.

               (c) Run Rate Statement. Within 75 calendar days after April 1, 2002, the Buyer shall prepare, the Accountants shall review, and the Buyer shall deliver to AHG a statement reflecting the EBITDA Run Rate (the "Run Rate Statement"), which statement will be determined on a basis consistent with the financial statements of the Buyer and the Parent for the fiscal years ending September 30, 1999, 2000 and 2001. The parties shall ensure that the Accountants have full access to the books, records, facilities and employees of the Businesses for purposes of reviewing the Run Rate Statement and shall cooperate with the Accountants to the extent reasonably requested to review the Run Rate Statement. The Run Rate Statement will be examined by AHG (and, if AHG so chooses, by a firm of independent certified public accountants), who shall, not later than 45 calendar days after receipt of the Run Rate Statement, raise any objections it has to the Run Rate Statement by notifying the Buyer in writing within such time period in a statement indicating the item or items disputed, AHG's proposed adjustments and an adjusted Run Rate Statement reflecting such adjustments (a "Run Rate Objection Notice"). During such 45 day period, AHG and any such independent certified public accountants shall have full access to the books and records, other financial information (including the working papers of the Accountants) and appropriate financial personnel of the Buyer reasonably necessary for the preparation of a Run Rate Objection Notice. Absent delivery of a Run Rate Objection Notice as provided above, the Run Rate Statement will be conclusive and binding upon the parties to this Agreement for the purposes of any purchase price adjustment under this
     Section 3.3(c). In the event that a Run Rate Objection Notice is delivered by AHG as provided above, and if the Buyer and AHG are unable, within 15 calendar days after receipt by the Buyer of such Run Rate Objection Notice, to resolve the disputed exceptions, such disputed exceptions will be referred to an Independent Accounting Firm mutually acceptable to AHG and the Buyer. The Independent Accounting Firm shall, within 60 days following its engagement by the Buyer and AHG for this purpose, deliver to AHG and the Buyer a written report determining such disputed exceptions (the "IAF Run Rate Statement"). During such 60 day period, the Independent Accounting Firm shall have full access to the books and records, other financial information (including the working papers of the Accountants and AHG's accountants, if any) and appropriate financial personnel of the Buyer which the Independent Accounting Firm reasonably deems necessary or advisable for the preparation of the IAF Run Rate Statement. The Run Rate reflected in the IAF Run Rate Statement will be conclusive and binding upon the parties to this Agreement for the purposes of any purchase price adjustment under this Section 3.3(c) subject to application of the following provisions: (i) if the IAF Run Rate Statement reflects an EBITDA Run Rate in excess of $300,000 over the amount of the EBITDA Run Rate reflected in the Run Rate Statement, then the EBITDA Run Rate shall be deemed to be equal to the EBITDA Run Rate reflected in the IAF Run Rate Statement, and the Buyer shall bear all the fees and disbursements

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     of the Independent Accounting Firm in respect of its services under this
     Section 3.3(c), (ii) if the IAF Run Rate Statement reflects an EBITDA Run Rate that is equal to or less than $300,000 over the amount of the EBITDA Run Rate reflected in the Run Rate Statement, but greater than the amount of the EBITDA Run Rate reflected in such Run Rate Statement, then the EBITDA Run Rate shall be deemed to be equal to (A) the sum of (1) the EBITDA Run Rate reflected in the Run Rate Statement and (2) the EBITDA Run Rate reflected in the IAF Run Rate Statement divided by (B) two, and AHG shall bear all the fees and disbursements of the Independent Accounting Firm in respect of its services under this Section 3.3(c); and (iii) if the IAF Run Rate Statement reflects an EBITDA Run Rate that is equal to or less than the amount of the EBITDA Run Rate reflected in the Run Rate Statement, then the EBITDA Run Rate shall be deemed to be equal to the EBITDA Run Rate reflected in the IAF Run Rate Statement, and AHG shall bear all the fees and disbursements of the Independent Accounting Firm in respect of its services under this Section 3.3(c).

               (d) Year 2 Earn-Out Calculation. In the event EBITDA for the Year 2 Earn-Out Period (the "Year 2 EBIDTA") is greater than the Year 2 Threshold, then the Year 2 Earn-Out is the amount equal to the product of
     (1) six multiplied by the difference between the Year 2 EBITDA and the Year 2 Threshold and (2) 0.075.

               (e) Year 3 Earn-Out Calculation. In the event EBITDA for the Year 3 Earn-Out Period (the "Year 3 EBIDTA") is greater than the Year 3 Threshold, then the Year 3 Earn-Out is the amount equal to the product of
     (1) four multiplied by the difference between the Year 3 EBITDA and the Year 3 Threshold and (2) 0.075.

               (f) Year 3 Run Rate Earn-Out Calculation.

                    (1) In the event the EBITDA Run Rate is less than $15,000,000, then the Year 3 Run Rate Earn-Out is $0.

                    (2) In the event the EBITDA Run Rate is equal to or greater than $15,000,000 but less than $20,000,000, then the Year 3 Run Rate Earn-Out is the amount equal to a quotient (the numerator of which is the EBITDA Run Rate less $14,999,999.99 and the denominator of which is $20,000,000 less $14,999,999.99) multiplied by $1,500,000.

                    (3) In the event the EBITDA Run Rate is equal to or greater than $20,000,000, then the Year 3 Run Rate Earn-Out is $1,500,000.

          Section 3.4 Payment of Earn-Outs; Limitation on Earn-Outs. The Year 2 Earn-Out and the Year 3 Earn-Out, if any, shall be paid within 5 Business Days of final determination of EBITDA for the applicable Earn-Out Period pursuant to Section 3.3(b) and shall be paid to AHG, in cash by wire transfer of immediately

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     available funds. The Year 3 Run Rate Earn-Out, if any, shall be paid within
     5 Business Days of final determination of the EBITDA Run Rate pursuant to
     Section 3.3(c) and shall be paid to AHG, in cash by wire transfer of immediately available funds. Notwithstanding anything to the contrary contained in this Section 3, in no event shall the Year 2 Earn-Out and the Year 3 Earn-Out exceed $1,500,000 in the aggregate, and in no event shall the Year 3 Run Rate Earn-Out exceed $1,500,000.

               (b) Agreement Between AHG and GHS, Inc. AHG and the Executive Shareholders, on a joint and several basis, represent and warrant that, pursuant to the terms and conditions of a letter agreement dated October 8, 1997 by and among the Sellers, the Executive Shareholders and GHS, Inc. (the "Letter Agreement"), GHS, Inc. is entitled to receive a portion of the Escrow Deposit (the "Clawback"), if and when released to the Sellers, and of the Year 1 Earn-Out, the Year 2 Earn-Out and the Year 3 Earn-Out, if any (collectively, the "Earn-Out"). A total of $1,093,254 of the Escrow Deposit (the "Remaining Clawback") is being held pursuant to the terms and conditions of the Escrow Agreement for and on behalf of AHG for further payment to GHS, Inc. under the terms of the Letter Agreement. In addition, GHS, Inc. is entitled under the Letter Agreement to 12 1/2% of the Earn-Out (the "Remaining Earn-Out"). The Remaining Clawback will not be released to the Buyer and the Remaining Earn-Out will not be purchased by the Buyer pursuant to this Amendment. Notwithstanding any provision of this Amendment to the contrary, effective on the Effective Date, the Buyer agrees to continue to pay to AHG, for further payment to GHS, Inc. pursuant to the terms and conditions of the Letter Agreement, sums payable with respect to the Remaining Earn-Out pursuant to Sections 3.3 and 3.4 of the Asset Purchase Agreement, as amended and restated in their entirety as Sections 3.3A and 3.4A of the Asset Purchase Agreement as follows:

          Section 3.3A Earn-Out. The Purchase Price shall be subject to adjustment after the Closing as set forth in this Section 3.3A:

               (a) Earn-Out Definitions. Unless the context otherwise requires, as used in this Agreement (other than with respect to Sections 3.3 and 3.4), the following terms shall have the following meanings:

                    (1) "Accountants" shall mean the independent public accountants of the Buyer.

                    (2) "Earn-Out Period" shall mean each of the Year 1 Earn-Out Period, the Year 2 Earn-Out Period and the Year 3 Earn-out Period.

                    (3) "EBITDA" shall mean the aggregate Net Revenue from the operations of the Businesses, minus all expenses incurred in operating the Businesses but before interest, income taxes, depreciation and amortization, prepared in accordance with GAAP, consistently applied, and adjusted as follows: (1) Introduced Business will be deemed to have been conducted at the Businesses' cost of providing services for such Introduced Business plus the applicable IB Profit Margin. (2) Any increase in EBITDA earned by the Businesses through the

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     restructuring of the Farrell Consulting Agreement that requires one-time cash payments by Buyer or Buyer's Affiliates shall be deducted from EBITDA.
     (3) As long as the Businesses are operated as a separate subsidiary or division, administrative services provided to the Businesses will be actual corporate overhead, including services provided by Parent or Parent's Affiliates, on a cost basis, and will only include administrative services that are reasonably and directly related to the Businesses. In the event the Businesses are integrated into Parent or an Affiliate of Parent to the extent that the corporate-overhead attributable to the Businesses cannot be readily determined, then, in lieu of actual overhead, an amount equal to a percentage of Net Revenue of the Businesses shall be allocated to the Businesses as deemed overhead, which percentage will be established by dividing (A) the amount of actual overhead incurred with respect to the Businesses for the six month period immediately preceding such integration by (B) the Net Revenue of the Businesses for said six-month period. Said fixed percentage shall thereafter be applied to the Net Revenue of the Businesses for purposes of determining the deemed overhead to be allocated to the Businesses. (4) Net proceeds from dispositions of assets of the Businesses shall be reinvested in the Businesses. (5) With respect to acquisitions made from and after the Closing, in lieu of including Net Revenue and expenses related to such acquisition in the calculation of EBITDA, net income, determined in accordance with GAAP, from such acquisition shall be included in EBITDA. (6) Expenses and capital expenditures with respect to the items set forth in the Information Technologies Budget will be allocated and treated as set forth in the Information Technologies Budget regardless of their treatment under GAAP.
     (7) Any and all amounts payable under, or in connection with the termination of, any Leases which are assumed by the Buyer as part of the Contracts for Leased Real Property which is no longer used in any of the Businesses shall be treated as current expenses for purposes of calculating EBITDA regardless of their treatment under GAAP.

                    (4) "IB Profit Margin" shall mean a profit margin equal to fifty percent (50%) or such other agreed upon percentage (the "IB Profit Margin Percentage") of the average profit margin of the Businesses for services similar to the applicable Introduced Business provided during the fiscal quarter immediately preceding the fiscal quarter in which the Businesses are to begin to provide services for the Introduced Business. The proposed IB Profit Margin Percentage and the proposed calculation of the IB Profit Margin (collectively, the "IB Profit Margin Calculation") will be made by the Buyer in good faith and presented in writing to the Executive Shareholders as soon as practicable prior to the date on which services relating to the Introduced Business are to be rendered. The Executive Shareholders shall, not later that five Business Days after receipt of the IB Profit Margin Calculation, notify the Buyer in writing of any objections thereto. Absent delivery of a written objection as provided above, the IB Profit Margin Calculation will be conclusive and binding upon the parties to this Agreement. If written objection is delivered to the Buyer and the Buyer and the Executive Shareholders are unable, within 5 Business Days after the receipt by the Buyer of such written objection, to resolve the dispute, the Buyer, in its sole discretion, may elect either (i) to not make the Introduced Business available to the Buyer or (ii) to submit the IB Profit Margin Calculation to an Independent Accounting Firm mutually acceptable to the Executive Shareholders and the Buyer whose determination shall be conclusive and binding on the parties. In the event the Buyer elects to submit the matter to an Independent Accounting Firm, the Businesses shall provide services for the Introduced Business pending determination of the IB Profit Margin Calculation.

                    (5) "Independent Accounting Firm" the "big-five" certified public accounting firms that does not a conflict of interest with respect to the preparation or review of the EBITDA Statements.

                    (6) "Introduced Business" shall mean business introduced to the Buyer by Parent or Parent's Affiliates (i) as part of a contract with Parent or its Affiliates, or (ii) by reason of introductions to the Buyer made by Parent or Parent's Affiliates. The Executive Shareholders acknowledge and agree that neither Parent nor any Parent Affiliate shall be obligated to introduce any business to the Buyer or to otherwise cause any business that could be conducted by the Buyer as Introduced Business to be referred to or conducted by the Buyer.

                    (7) "Net Revenue" shall be defined as the combined revenues of the Businesses (including income on operating cash and monies held on behalf of third parties remaining after Buyer distributes cash in excess of working capital requirements to Parent) (after elimination of all inter-Business transactions and balances) which are capitation fees (net of physician services expenses for AHG only, and net of any retroactive adjustments under the terms of any managed care plans), service bureau billing fees, administrative fees, facility fees, and fee for service billings (less contractual adjustments, bad debt expense, charity adjustments, refunds, NSF checks, collection agency fees and other adjustments to gross revenues), all as computed in accordance with GAAP.

                    (8) "Year 1 Adjustment" shall mean the amount, if any, payable to the Buyer from the Escrow Funds in accordance with the provisions of Section 3.3A(c) and Section 3.4A(a).

                    (9) "Year 2 Adjustment" shall mean the amount, if any, payable to the Buyer from the Escrow Funds in accordance with the provisions of Section 3.3A(d) and Section 3.4A(b).

                    (10) "Year 3 Adjustment" shall mean the amount, if any, payable to the Buyer from the Escrow Funds in accordance with the provisions of Section 3.3A(e) and Section 3.4A(c).

                    (11) "Year 1 Earn-Out" shall mean the amount, if any, payable by the Buyer to the Escrow Agent in accordance with the provisions of Section 3.3A(c) and Section 3.4A(a).

                    (12) "Year 2 Earn-Out" shall mean the amount, if any, payable by the Buyer to the Escrow Agent in accordance with the provisions of Section 3.3A(d) and Section 3.4A(b).

                    (13) "Year 3 Earn-Out" shall mean the amount, if any, payable by the Buyer to the Escrow Agent in accordance with the provisions of Section 3.3A(e) and Section 3.4A(c).

                    (14) "Year 1 EBITDA" shall have the meaning set forth in
     Section 3.3A(c)(1).

                    (15) "Year 2 EBITDA" shall have the meaning set forth in
     Section 3.3A(d)(1).

                    (16) "Year 3 EBITDA" shall have the meaning set forth in
     Section 3.3A(e)(1).

                    (17) "Year 1 Earn-Out Period" shall mean the 12-month period ending on November 30, 1998.

                    (18) "Year 2 Earn-Out Period" shall mean the 12-month period ending on November 30, 1999.

                    (19) "Year 3 Earn-Out Period" shall mean the 12-month period ending on November 30, 2000.

                    (20) "Year 1 Threshold" shall mean $11,000,000.

                    (21) "Year 2 Threshold" shall mean the greater of (i) $11,000,000 or (ii) Year 1 EBITDA.

                    (22) "Year 3 Threshold" shall mean the greater of (i) $11,000,000, (ii) Year 1 EBITDA, or (iii) Year 2 EBITDA.

               (b) EBITDA Statement. Within 75 calendar days after the last day of each of the Year 1 Earn-Out Period, the Year 2 Earn-Out Period and the Year 3 Earn-Out Period, the Buyer shall prepare, the Accountants shall review, and the Buyer shall deliver to AHG a statement reflecting the EBITDA from the consolidated operations of the Businesses during such Earn-Out Period (each, an "EBITDA Statement"), which statement will be determined in accordance with GAAP, applied on a basis consistent with the financial statements of the Buyer and Parent for such period. The parties shall ensure that the Accountants have full access to the books, records, facilities and employees of the Businesses for purposes of reviewing the EBITDA Statement and shall cooperate with the Accountants to the extent reasonably requested to review the EBITDA Statement. The EBITDA Statement will be examined by AHG (and, if AHG so chooses, by a firm of independent certified public accountants), who shall, not later than 45 calendar days after receipt of the EBITDA Statement, raise any objections it has to the EBITDA Statement by notifying the Buyer in writing within such time period in a statement indicating the item or items disputed, AHG's proposed adjustments and an adjusted EBITDA Statement reflecting such adjustments (an "Objection Notice"). During such 45 day period, AHG and any such independent certified public accountants shall have full access to the books and records, other financial information (including the working papers of the Accountants) and appropriate financial personnel of the Buyer reasonably necessary for the preparation of an Objection Notice. Absent delivery of an Objection Notice as provided above, the EBITDA Statement will be conclusive and binding upon the parties to this Agreement for the purposes of any purchase price adjustment under this
     Section 3.3A(b). In the event that an Objection Notice is delivered by AHG as provided above, and if the Buyer and AHG are unable, within 15 calendar days after receipt by the Buyer of such Objection Notice, to resolve the disputed exceptions, such disputed exceptions will be referred to an Independent Accounting Firm mutually acceptable to AHG and the Buyer. The Independent Accounting Firm shall, within 60 days following its engagement by the Buyer and AHG for this purpose, deliver to AHG and the Buyer a written report determining such disputed exceptions (the "IAF EBITDA Statement"). During such 60 day period, the Independent Accounting Firm shall have full access to the books and records, other financial information (including the working papers of the Accountants and AHG's accountants, if any) and appropriate financial personnel of the Buyer which the Independent Accounting Firm reasonably deems necessary or advisable for the preparation of the IAF EBITDA Statement. The EBITDA reflected in the IAF EBITDA Statement will be conclusive and binding upon the parties to this Agreement for the purposes of any purchase price adjustment under this
     Section 3.3A(b), subject to application of the following provisions: (i) if the IAF EBITDA Statement reflects EBITDA in excess of $300,000 over the amount of the EBITDA reflected in the EBITDA Statement for the Earn-Out Period at issue, then EBITDA for such Earn-Out Period shall be deemed to be equal to the EBITDA reflected in the IAF EBITDA Statement, and the Buyer shall bear all the fees and disbursements of the Independent Accounting Firm in respect of its services under this Section 3.3A(b) for such Earn-Out Period, (ii) if the IAF EBITDA Statement reflects EBITDA that is equal to or less than $300,000 over the amount of the EBITDA reflected in the EBITDA Statement for such Earn-Out Period, but greater than the amount of the EBITDA reflected in such EBITDA Statement, then EBITDA for such Earn-Out Period shall be deemed to be equal to (A) the sum of (1) the EBITDA reflected in the EBITDA Statement and (2) the EEITDA reflected in the IAF EBITDA Statement divided by (B) two, and AHG and the Executive Shareholders, on a joint and several basis, shall bear all the fees and disbursements of the Independent Accounting Firm in respect of its services under this Section 3.3A(b) for the Earn-Out Period at issue; and (iii) if the IAF EBITDA Statement reflects EBITDA that is equal to or less than the amount of the EBITDA reflected in the EBITDA Statement for such Earn-Out Period, then EBITDA for such Earn-Out Period shall be deemed to be equal to the EBITDA reflected in the IAF EEITDA Statement, and AHG and the Executive Shareholders, on a joint and several basis, shall bear all the fees and disbursements of the Independent Accounting Firm in respect of its services under this Section 3.3A(b) for the Earn-Out Period at issue.

               (c) Year 1 Adjustment/Year 1 Earn-Out Calculation.

                    (1) In the event the EBITDA for the Year 1 Earn-Out Period calculated pursuant to Section 3.3A(b) above (the "Year 1 EBITDA") is less than $10,000,000, then the Year 1 Adjustment is the amount equal to the product of (i) seven multiplied by the difference between the Year 1 EBITDA and $10,000,000 and (ii) 0.125.

                    (2) In the event the Year 1 EBITDA is equal to or less than the Year 1 Threshold and equal to or greater than $10,000,000, then the Year 1 Adjustment is $0.00.

                    (3) In the event the Year 1 EBITDA is greater than the Year 1 Threshold, then the Year I Earn-Out is the amount equal to the product of
     (i) six multiplied by the difference between the Year 1 EBITDA and the Year 1 Threshold and (ii) 0.125.

               (d) Year 2 Adjustment/Year 2 Earn-Out Calculation.

                    (1) In the event the EBITDA for the Year 2 Earn-Out Period calculated pursuant to Section 3.3A(b) above (the "Year 2 EBITDA") is equal to or less than the Year 2 Threshold, then the Year 2 Adjustment is the amount equal to the sum of (i) the product of (x) six multiplied by the difference between the Year 2 Threshold and the greater of (a) $11,000,000 or (b) the Year 2 EBITDA and (y) 0.125; plus (ii) the amount equal to the product of (x) seven multiplied by the amount, if any, by which the Year 2 EBITDA is less than $10,000,000 and (y) 0.125; provided, however, that the Year 2 Adjustment will be $0.00 if the Year 2 EBITDA is equal to or greater than $10,000,000 but less than or equal to $11,000,000.

                    (2) In the event the Year 2 EBITDA is greater than the Year 2 Threshold, then the Year 2 Earn-Out is the amount equal to the product of
     (i) six multiplied by the difference between the Year 2 EBITDA and the Year 2 Threshold and (ii) 0.125; provided, however, that the Year 2 Earn-Out will be $0.00 if the Year 2 EBITDA is equal to or greater than $10,000,000 but less than or equal to $11,000,000.

               (e) Year 3 Adjustment/Year 3 Earn-Out Calculation.

                    (1) In the event the EBITDA for the Year 3 Earn-Out Period calculated pursuant to Section 3.3A(b) above (the "Year 3 EBITDA") is equal to or less than the Year 3 Threshold, then the Year 3 Adjustment is the amount equal to the sum of (i) the product of (x) four multiplied by the difference between Year 3 Threshold and the greater of (a) $11,000,000 or
     (b) the Year 3 EBITDA and (y) 0.125, plus (ii) the amount equal to the product of (x) seven multiplied by the amount, if any, by which the Year 3 EBITDA is less than $10,000,000 and (y) 0.125; provided, however, that the Year 3 Adjustment will be $0.00 if the Year 3 EBITDA is equal to or greater than $10,000,000 but less than or equal to $11,000,000.

                    (2) In the event the Year 3 EBITDA is greater than the Year 3 Threshold, then the Year 3 Earn-Out is the amount equal to the product of
     (i) four multiplied by the difference between the Year 3 EBITDA and the Year 3 Threshold and (ii) 0.125; provided, however, that the Year 3 Earn-Out will be $0.00 if the Year 3 EBITDA is equal to or greater than $10,000,000 but less than or equal to $11,000,000.

               Section 3.4A Payment of Adjustment and Earn-Out; Distribution of Escrow. The Year 1 Adjustment or Year 1 Earn-Out, Year 2 Adjustment or Year 2 Earn-Out and Year 3 Adjustment or Year 3 Earn-Out, if any, shall be paid within 5 Business Days of final determination of EBITDA for the applicable Earn-Out Period pursuant to Section 3.3A(b) and shall be paid to the Buyer or the Escrow Agent, as the case may be, in the following manner:

               (a) Year 1 Adjustment/Year 1 Earn-Out.

                    (1) In the event the Year 1 Adjustment is calculated pursuant to Section 3.3A(c)(1) above, then the Escrow Agent shall deliver to Buyer from the Escrow Funds an amount equal to the Year 1 Adjustment, together with the interest or earnings thereon as set forth in Section 3.4A(d).

                    (2) In the event the Year 1 Earn-Out is calculated pursuant to Section 3.3A(c)(3) above, the Buyer shall pay to the Escrow Agent the Year I Earn-Out in cash by wire transfer of immediately available funds, which shall be held by the Escrow Agent as part of the Escrow Funds. Upon receipt by the Escrow Agent of the Year 1 Earn-Out, the Escrow Agent shall then deliver to AHG an amount equal to one-third of the principal of the Escrow Funds, together with the interest or earnings thereon as set forth in Section 3.4A(d).

               (b) Year 2 Adjustment/Year 2 Earn-Out.

                    (1) In the event the Year 2 Adjustment is calculated pursuant to Section 3.3A(d)(1) above, then the Escrow Agent shall deliver to the Buyer from the Escrow Funds an amount equal to the Year 2 Adjustment, together with the interest or earnings thereon as set forth in
     Section 3.4A(d).

                    (2) In the event the Year 2 Earn-Out is calculated pursuant to Section 3.3A(d)(2) above, then the Buyer shall pay to the Escrow Agent the Year 2 Earn-Out in cash by wire transfer of immediately available funds, which shall be held by the Escrow Agent as part of the Escrow Funds. Upon receipt by the Escrow Agent of the Year 2 Earn-Out, the Escrow Agent shall then deliver to AHG an amount equal to one-half of the principal of the Escrow Funds, together with the interest or earnings thereon as set forth in Section 3.4A(d).

               (c) Year 3 Adjustment/Year 3 Earn-Out.

                    (1) In the event the Year 3 Adjustment is calculated pursuant to Section 3.3A(e)(1) above, then the Escrow Agent shall deliver to the Buyer from the Escrow Funds an amount equal to the Year 3 Adjustment, together with the interest or earnings thereon as set forth in
     Section 3.4A(d). Any Escrow Funds remaining after distribution of the Year 3 Adjustment to the Buyer shall be disbursed to AHG, promptly after disbursement of the Year 3 Adjustment, together with interest or earnings thereon, to the Buyer.

                    (2) In the event the Year 3 Earn-Out is calculated pursuant to Section 3.3A(e)(2) above, then the Buyer shall pay to AHG the Year 3 Earn-Out in cash by wire transfer of immediately available funds, and the Escrow Agent shall transfer the Escrow Funds to AHG.

               (d) Distributions of Interest or Earnings on the Escrow Funds. Interest or other earnings on the Escrow Deposit and additional amounts paid by the Buyer to the Escrow Agent pursuant to this Section 3.4A shall be disbursed prorata to the recipient of principal held in the Escrow Funds. For income tax purposes, it shall be assumed that AHG will be entitled to receive all interest and other earnings on the principal amounts held in the Escrow Fund and the Buyer and AHG agree to direct the Escrow Agent pursuant to joint instructions to disburse to AHG an amount from the Escrow Funds necessary for AHG or its assigns to pay their federal income tax liability on said interest and earnings, assuming for purposes hereof an effective tax rate of 31%. The amount of any previous distributions for taxes made to AHG shall be taken into account in the event that disbursements from the Escrow Funds are later made to the Buyer and appropriate adjustments will be made in accordance with joint instructions from the Buyer and AHG to the Escrow Agent.

               (e) Limitations on Distributions to AHG. Notwithstanding anything to the contrary contained in Sections 3.3A and 3.4A, in no event shall distributions to AHG pursuant to this Section 3.4A exceed $6,093,254 in the aggregate (exclusive of interest or earnings thereon).

               (f) Adjustments in Excess of Escrow Funds. In the event that the Adjustment for any Earn-Out Period should exceed the amount of the remaining Escrow Funds, the amount of such excess, shall be applied as a credit in favor of the Buyer and shall be deducted from the amount otherwise payable by the Buyer as the Year 2 Earn-Out and Year 3 Earn-Out, as applicable.

     2. Closing and Termination. The closing of the transactions contemplated by this Amendment (the "Closing") shall take place no later than two (2) business days after the fulfillment of all conditions precedent to Closing set forth in Sections 3 and 4 to this Amendment, or such other date as the Buyer and AHG shall mutually agree (the "Closing Date"). The Closing shall take place by the delivery of documents by facsimile, overnight courier or other means on or before the Closing Date. Notwithstanding the actual time of the Closing, the parties hereto agree that the Closing shall be effective and deemed for all purposes to have occurred as of 12:01 a.m. local time on October 1, 1998 (the "Effective Date"). This Amendment may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing:

          2.1 By Consent. By the mutual written consent of all of the parties hereto;

          2.2 By the Buyer and the Parent. By the Buyer and the Parent, upon written notice to the Sellers and the Executive Shareholders, if all the conditions set forth in Section 4 of this Amendment shall not have been satisfied or waived on or before November 30, 1998, unless such satisfaction has been frustrated or made impossible by any act or failure to act of the Buyer or the Parent; or

          2.3 By the Sellers and the Executive Shareholders. By the Sellers and the Executive Shareholders, upon written notice to the Buyer and the Parent, if all of the conditions set forth in Section 3 of this Amendment shall not have been satisfied or waived on or before November 30, 1998, unless satisfaction has been frustrated or made impossible by any act or failure to act of any of the Sellers or the Executive Shareholders.

     3. Conditions Precedent to the Sellers' and the Executive Shareholders' Obligations to Close. The obligations of the Seller and the Executive Shareholders to consummate the transactions contemplated by this Amendment are subject to the fulfillment, on or before the Closing Date, of the following conditions, any one or more of which may be waived by the Sellers and the Executive Shareholders hereto in their sole discretion.

          3.1 Delivery of Buy-Out Price. The Buyer shall cause the Buyout Price to be delivered by federal funds wire transfer to the Broad and Cassel Trust Account, in accordance with wire transfer instructions furnished in writing by AHG, for further credit to AHG in accordance with the agreement of the Sellers.

          3.2 Escrow Agreement. The Sellers and the Buyer shall deliver joint written instructions to the Escrow Agent authorizing and directing the Escrow Agent to disburse to the Buyer the Released Clawback and any interest or earnings thereon. In addition, the Escrow Agreement shall be amended to reflect that the Remaining Clawback and any interest or earnings thereon shall continue to be held in escrow for the sole benefit of AHG (for further distribution to GHS, Inc.) and the Buyer, and to reflect that all of the Sellers other than AHG shall cease to be parties to the Escrow Agreement.

          3.3 Management Agreement. The Management Agreement dated as of December 5, 1997 by and among the Buyer, the Parent, RNSF Management, Inc., a Florida corporation, and the Executive Shareholders shall be terminated.

          3.4 Schimmel Employment Agreement. Schimmel and the Buyer shall enter into an employment agreement (the "Schimmel Employment Agreement"), in form and substance reasonably acceptable to the Buyer and Schimmel. The Schimmel Employment Agreement will be for a term of two years commencing October 1, 1998 (each, an "Annual Period"). Schimmel will be entitled to an annual salary of $50,000 during each Annual Period, during which time the Schimmel Employment Agreement cannot be terminated by the Buyer without "cause", as defined therein. If Schimmel terminates the Schimmel Employment Agreement on or before the end of the first Annual Period or the second Annual Period other than for cause or "good cause", as defined therein, he will be required to repay to the Buyer $400,000 or $250,000, respectively, of his allocable portion of the Buyout Price. Schimmel shall provide services to the Buyer on a part-time basis for up to 20 hours per week in each Annual Period. The Schimmel Employment Agreement will contain a reasonable non-compete provision.

     3.5 Farrell Employment Agreement. Farrell and the Buyer shall enter into an employment agreement, in form and substance reasonably acceptable to Farrell and the Buyer (the "Farrell Employment Agreement"). The Farrell Employment Agreement will be for a term of two Annual Periods. Farrell will be entitled to an annual salary of $450,000 during the first two Annual Periods, during which time the Farrell Employment Agreement cannot be terminated by the Buyer without "cause", as defined therein. If Farrell terminates the Farrell Employment Agreement on or before the end of the first Annual Period or the second Annual Period other than for cause or "good cause", as defined therein, he will be required to repay to the Buyer $500,000 or $300,000, respectively, of his allocable portion of the Buyout Price. The Farrell Employment Agreement will automatically renew for a third year (the "Renewal Period"), with an annual salary of $450,000, if the Buyer has a "run rate" resulting from new business (and additional services under existing contracts) commencing between October 1, 1998 and October 1, 2000, inclusive, and for which no notice of cancellation or non-renewal has been given on or before October 1, 2000, but excluding (i) renewals (including amendments, restatements or replacements) of contracts in force as of October 1, 1998 and (ii) contracts which will expire by their terms absent notice of intent to renew on or before October 1, 2000 (and with respect to which no notice of intent to renew has been given) (the "Two Year New Business"), of $15,000,000 or more projected for the fiscal year ending September 30, 2001. The "run rate" is to be computed by projecting, on or about October 1, 2000, EBITDA of the Buyer resulting from the Two Year New Business for the fiscal year ending September 30, 2001. The "run rate" will be determined by the Buyer in good faith and consistent with the methodology used for computing the EBITDA Run Rate. There will be a provision for resolving disputes as to the computation of the "run rate", consistent with the provisions of Section 3.3(c) of the Asset Purchase Agreement, as amended by this Amendment. If the Buyer does not achieve the requisite "run rate", then the Buyer will have the option of renewing the Farrell Employment Agreement for the Renewal Period, at an annual salary to be determined by Farrell and the Buyer in good faith. The Farrell Employment Agreement will contain a reasonable non-compete provision.

          3.6 Jones Release. J.R. Jones, M.D. shall execute and deliver a release in favor of AHG and the Executive Shareholders, in form and substance reasonably acceptable to AHG, releasing any and all claims under the Bonus Agreement, dated December 1, 1997, by and between AHG and Jones (the "Bonus Agreement"), in exchange for receipt at Closing of a portion AHG's Applicable Percentage of the Buyout Price.

          3.7 Kanter and Young Releases. Steven Kanter, M.D. and Andrea Kanter (collectively, the "Kanters") and Jerrold Young, M.D. and Jo-Ann Young (collectively, the "Youngs") each shall execute and deliver a release in favor of Schimmel, in form and substance reasonably acceptable to Schimmel, acknowledging the release to the Buyer of the Released Clawback and releasing and any all claims to payment of a portion of the Released Clawback under the Purchase and Indemnification Agreement, dated December 5, 1997, by and among the Kanters, the Youngs and Schimmel (the "Purchase and Indemnification Agreement").

          3.8 Farrell Buy-Out Agreement. In consideration for the receipt of an allocable portion of the Buyout Price, the Buy-Out Agreement, dated December 1, 1997, by and among FSN, Morgan Chase Company, Stephen Wulf and Farrell (collectively, the "Farrell Parties"), AHG and FSN (the "Farrell Buy-Out Agreement") shall be amended (a) to terminate all rights of the Farrell Parties to receive a portion of the Escrow Funds and (b) to provide for payment of the Year 3 Run Rate Earn-Out and of the Year 2 Earn-Out and the Year 3 Earn-Out (as determined pursuant to Section 1.2(a) of this Amendment) in lieu of the Earn-Out Payments (as such term is defined in the Farrell Buy-Out Agreement).

          3.9 Authorization of the Sellers. Execution, delivery and performance of this Amendment, and all other agreements entered into in connection with the transactions contemplated hereby, shall have been authorized by all necessary action on the part of each of the Sellers.

     4. Conditions Precedent to the Buyer's and the Parent's Obligations to Close. The obligations of the Buyer and the Parent to consummate the transactions contemplated by this Amendment are subject to the fulfillment, on or before the Closing Date, of the following conditions, any one or more of which may be waived by the Buyer and the Parent hereto in their sole discretion:

          4.1 Escrow Agreement. The Sellers and the Buyer shall deliver joint written instructions to the Escrow Agent authorizing and directing the Escrow Agent to disburse to the Buyer the Released Clawback and any interest or earnings thereon. In addition, the Escrow Agreement shall be amended to reflect that the Remaining Clawback and any interest or earnings thereon shall continue to be held in escrow for the sole benefit of AHG (for further distribution to GHS, Inc.) and the Buyer, and to reflect that all of the Sellers other than AHG shall cease to be parties to the Escrow Agreement.

          4.2 Management Agreement. The Management Agreement dated as of December 5, 1997 by and among the Buyer, the Parent, RNSF Management, Inc., a Florida corporation, and the Executive Shareholders shall be terminated.

          4.3 Schimmel Employment Agreement. Schimmel and the Buyer shall enter into the Schimmel Employment Agreement on the terms and conditions set forth in
Section 3.4 of this Amendment.

          4.4 Farrell Employment Agreement. Farrell and the Buyer shall enter into the Farrell Employment Agreement on the terms and conditions set forth in
Section 3.5 of this Amendment.

          4.5 Farrell Buy-Out Agreement. The Farrell Buy-Out Agreement shall be amended as set forth in Section 3.8 of this Amendment.

          4.6 Authorization. Each of the Sellers shall deliver an officer's certificate dated as of the Closing Date and certifying that execution, delivery and performance of this Amendment, and all other agreements entered into in connection with the transactions contemplated hereby, have been authorized by all necessary action on the part of each Seller.

     5. Representations and Warranties.

          5.1 Representations and Warranties of the Buyer and the Parent. In order to induce the Seller and the Executive Shareholders to enter into this Amendment, and to consummate the transactions contemplated hereby, the Buyer and the Parent, on a joint and several basis, represent and warrant as follows:

               (a) Corporate Status. The Buyer and the Parent are corporations duly organized and validly existing under the laws of the State of Florida and Delaware, respectively. The Buyer's status is active under the laws of the State of Florida and the Parent is in good standing under the laws of the State of Delaware. The Buyer and the Parent have all requisite corporate power and authority to own their respective properties and assets and to carry on their respective businesses as they are presently being conducted.

               (b) Power and Authority. The Buyer and the Parent have the full right, power and authority to enter into, and to perform their respective obligations under, this Amendment.

               (c) Binding Agreement. The execution and delivery by the Buyer and the Parent of this Amendment and the performance of their respective obligations hereunder have been duly authorized by all necessary corporate action and no other proceedings on the part of the Buyer or the Parent are necessary to authorize the execution of this Amendment and the performance of transactions contemplated hereby. This Amendment has been duly and validly

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

executed and delivered by the Buyer and the Parent and constitutes the legal, valid and binding obligation of the Buyer and of the Parent enforceable against the Buyer and the Parent in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally, or equitable principles, whether applied in a proceeding in equity or law.

               (d) Absence of Conflicting Agreements. Neither the execution or delivery of this Amendment by the Buyer and the Parent, nor the performance by the Buyer and the Parent of the transactions contemplated hereby, conflicts with, or constitutes a breach of or a default under (a) the respective Articles of Incorporation or Bylaws of the Buyer and the Parent (b) any applicable law, or any applicable rule, judgment, order, writ, injunction or decree of any court, (c) any applicable rule or regulation of any administrative agency or other governmental authority, or (d) any agreement, lease, indenture, instrument or contract to which the Buyer or the Parent is now a party or by which the Buyer or the Parent or any of their respective properties or assets are bound, which breach or default would have a material adverse effect on the business or operations of the Buyer or the Parent.

          5.2 Representations and Warranties of the Sellers and of the Executive Shareholders. In order to induce the Buyer and the Parent to enter into this Amendment, and to consummate the transactions contemplated hereby, each of the Sellers and of the Executive Shareholders, on a joint and several basis, represent and warrant as follows; provided, however, that the representations and the warranties of each Executive Shareholder are made only as to himself and to each Seller in which such Executive Shareholder owns any shares or partnership interests, as the case may be:

               (a) Corporate and Partnership Status. Each Seller (other than
FSN) is a corporation duly organized and validly existing under the laws of the State of Florida and its status is active. FSN is a limited partnership duly organized and validly existing under the laws of the State of Florida and its status is active. Each Seller has all requisite corporate or partnership power and authority to own its property and assets and to carry on its business as it is presently being conducted.

               (b) Power and Authority. On or before the Closing Date, each Seller will have the full right, power and authority to enter into, and to perform its obligations under, this Amendment and the consent of no other party will be necessary or required in order to permit or allow each such Seller to enter into and perform its obligations hereunder. Other than as provided in the Farrell Buy-Out Agreement, the Bonus Agreement, the Letter Agreement and the Purchase and Indemnification Agreement, no Seller has assigned or will have assigned on or before the Closing Date any rights to any portion of the Clawback or the Earn-Out under the Asset Purchase Agreement.

               (c) Binding Agreement. On or before the Closing Date, the execution and delivery by each Seller of this Amendment and the performance of its obligations hereunder will have been duly authorized by all necessary corporate or partnership action, as applicable, and no other proceedings on the part of such Seller will be necessary to authorize the execution of this Amendment and the performance of transactions contemplated hereby. On or before the Closing Date, this Amendment will have been duly and validly executed and delivered by each

Seller and will constitute the legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally, or equitable principles, whether applied in a proceeding in equity or law. This Amendment has been duly and validly executed and delivered by each Executive Shareholder and constitutes the legal, valid and binding obligation of such Executive Shareholder enforceable against such Executive Shareholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally, or equitable principles, whether applied in a proceeding in equity or law.

               (d) Absence of Conflicting Amendments. Neither the execution or delivery of this Amendment by each Seller and each Executive Shareholder, nor the performance by each Seller and each Executive Shareholder of the transactions contemplated hereby, conflicts with, or constitutes a breach of or a default under (a) the Articles of Incorporation or Bylaws (or, in the case of FSN, the Certificate of Limited Partnership or the FSN Limited Partnership Agreement) of such Seller, (b) any applicable law, or any applicable rule, judgment, order, writ, injunction or decree of any court, (c) any applicable rule or regulation of any administrative agency or other governmental authority, or (d) any agreement, lease, indenture, instrument or contract to which such Seller or Executive Shareholder is now a party or by which such Seller or Executive Shareholder or any of their respective properties or assets are bound, which breach or default would have a material adverse effect on the business or operations of such Seller or the assets of such Executive Shareholder.

     6. Ratification. Except as modified by this Amendment, the Asset Purchase Amendment is and shall continue to be in full force and effect and is hereby in all respects confirmed, approved and ratified.

     7. Miscellaneous.

          7.1 Further Assurances. At any time, and from time to time, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Amendment.

          7.2 Costs and Expenses. Each party hereto agrees to pay its own costs and expenses incurred in negotiating this Amendment and consummating the transactions described herein.

          7.3 Time. Time is of the essence.

          7.4 Entire Amendment. This Amendment and the transactions contemplated hereby constitute the entire Amendment among the parties hereto with respect to the subject matter hereof, and supersede all prior negotiations, letters and understandings relating to the subject matter hereof.

          7.5 Amendment. This Amendment may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

          7.6 Assignment. Except as otherwise provided in Section 12.1 the Asset Purchase Agreement, this Amendment may not be assigned by any party hereto without the prior written consent of the other parties.

          7.7 Choice of Law. This Amendment will be interpreted, construed and enforced in accordance with the laws of the State of Florida.

          7.8 Headings. The section and subsection headings in this Amendment are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Amendment.

          7.9 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.

          7.10 Number and Gender. Words used in this Amendment, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

          7.11 Construction. The parties hereto and their respective legal counsel participated in the preparation of this Amendment; therefore, this Amendment shall be construed neither against nor in favor of any of the parties hereto, but rather in accordance with the fair meaning thereof.

          7.12 Effect of Waiver. The failure of any party at any time or times to require performance of any provision of this Amendment will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Amendment will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

          7.13 Severability. The invalidity, illegality or unenforceability of any provision or provisions of this Amendment will not affect any other provision of this Amendment, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Amendment affect the balance of such provision. In the event that any one or more of the provisions contained in this Amendment or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Amendment shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.


          7.14 Binding Nature. This Amendment will be binding upon and will inure to the benefit of any successor or successors of the parties hereto.

          7.15 No Third-Party Beneficiaries. Notwithstanding anything in this Amendment to the contrary, no person (including, without limitation, GHS, Inc.) shall be deemed to possess any third-party beneficiary right pursuant to this Amendment. It is the intent of the parties hereto that no direct benefit to any third party is intended or implied by the execution of this Amendment.

          7.16 Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.


                    [SIGNATURES BEGIN ON THE FOLLOWING PAGE]

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


                            ALLIED SPECIALTY CARE SERVICES, INC.


                            By:
                               ----------------------------------
                            Name:
                                 --------------------------------
                            Title:
                                  -------------------------------

                            ALLIED HEALTH GROUP, INC.


                            By:
                               ----------------------------------
                               Lawrence Schimmel, M.D., President


                            GUT MANAGEMENT, INC.


                            By:
                               ----------------------------------
                               Jacob Nudel, M.D., President


                            SKY MANAGEMENT CO.


                            By:
                               ----------------------------------
                               Lawrence Schimmel, M.D., President


                            FLORIDA SPECIALTY NETWORK, LTD.

                            By:Florida Specialty Network, Inc., General Partner


                            By:
                               ----------------------------------
                               Lawrence Schimmel, M.D., President

                            SURGICAL ASSOCIATES OF SOUTH FLORIDA, INC.


                            By:
                                ----------------------------------
                                David Russin, M.D., President


                            SURGINET, INC.


                            By:
                                ----------------------------------
                                Lawrence Schimmel, M.D., President


                            --------------------------------------
                            JACOB NUDEL, M.D.



                            --------------------------------------
                            DAVID RUSSIN, M.D.



                            --------------------------------------
                            LAWRENCE SCHIMMEL, M.D.


                            MAGELLAN HEALTH SERVICES, INC.


                            By:
                               -----------------------------------
                            Name:
                                 ---------------------------------
                            Title:
                                  --------------------------------